Exhibit 99.2


                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Saville Systems PLC

We have audited the accompanying consolidated balance sheet of Saville Systems PLC and its subsidiaries as of December 31, 1997, and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1997 and 1996. Our audits also included the financial statements schedule listed in the Index at Item 14(a) for the years ended December 31, 1997 and 1996. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saville Systems PLC and its subsidiaries at December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the years ended December 31, 1997 and 1996, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/Ernst & Young
Ernst & Young
Galway, Ireland
January 22, 1998
(Except for Comprehensive Income and Note 15 as to which the date is March 12, 1999)